UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2008

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2008, World Heart Corporation (the “Company”) received a NASDAQ Staff Determination Letter stating that the Company’s requests for continued listing on The NASDAQ Capital Market has been denied. The NASDAQ noted that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time, as required by Marketplace Rule 4310(c)(4) (the “Minimum Bid Price Rule”) and Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2.5 million in stockholders’ equity or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  Accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on May 21, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) which will remove the Company’s securities from listing and registration on The NASDAQ Stock Market.

The Company may appeal Staff’s determination to a NASDAQ Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the NASDAQ Marketplace Rule 4800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The request for a hearing, which may either be an oral hearing or a hearing based solely on written submissions, must be received by the Hearings Department no later than 4:00 P.M. Eastern Time on May 19, 2008. If the Company appeals, the Company must also address its failure to comply with the $1 million minimum market value requirement for its publicly held shares (“MVPHS”), as required by Marketplace Rule 4310(c)(7) for continued listing on the NASDAQ Capital Market. As of May 9, 2008, the MVPHS of the Company totaled $857,242.

On May 12, 2008, the Company announced that the Toronto Stock Exchange (“TSX”) issued a Bulletin advising it is reviewing the eligibility for continued listing on the TSX of the common shares of WorldHeart under sections 709 and 710(a) of the TSX Company Manual. This review relates to the Company’s financial condition and operating results, more specifically whether the Company can continue as a going concern. Further to the TSX’s Remedial Review Process, WorldHeart has been granted 30 days in which to demonstrate compliance with these requirements. The Company is also permitted to make submissions regarding this matter at a hearing scheduled to be held on June 5, 2008. If the Company cannot demonstrate that it meets all TSX requirements on or before June 11, 2008, the Company’s common shares will be delisted 30 days from such date.

The notice also states that if at anytime, TSX becomes aware of additional negative developments such that the continued trading or listing of a Company’s securities is contrary to public interest, an expedited review will be initiated.

On the same notice received from the TSX,  the Company was  informed that it improperly disseminated material information by failing to issue a news release immediately. The news release was circulated on May 9, 2008, when it should have been circulated on May 8, 2008 at the same time the Corporation filed its public disclosure with the US and Canadian securities commissions. The Corporation’s management has made policy changes to ensure timely disclosure of material events, as required under section 4(b) of the TSX Company Manual.

Item 9.01 Financial Statements and Exhibits.

                    (d) Exhibits.

                    The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Press release, dated May 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 15, 2008

WORLD HEART CORPORATION

	By:	/s/ David Pellone

	Name:	David Pellone
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.

99.1	Press release dated May 15, 2008.